UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION

13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2006

ADVANCED MAGNETICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction

of incorporation)

Commission File No. 0-14732	04-2742539
(IRS Employer
Identification No.)

61 Mooney Street, Cambridge, Massachusetts	02138
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 497-2070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement; Item 8.01. Other Events.

On March 6, 2006, Advanced Magnetics, Inc., or the Company, announced the offer and sale of 1,233,214 shares of the Company’s common stock, $.01 par value per share, with a market value of approximately $33.8 million. The Company estimates that the net proceeds from the financing will be approximately $31.7 million after deducting estimated costs associated with the offering.

The shares were issued pursuant to the Company’s existing shelf registration statement on Form S-3 and a registration statement filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended.

The Company’s common stock is listed on the American Stock Exchange under the trading symbol “AVM.”

For more information, see the Company’s press release, dated March 6, 2006, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The Company hereby files the following exhibits:

10.1	Purchase Agreement, dated as of March 6, 2006, by and between Advanced Magnetics, Inc. and ThinkEquity Partners LLC as Representative of the several Underwriters named in Schedule I thereto.

99.1	Press release dated March 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MAGNETICS, INC.

By: /s/ Michael N. Avallone
Name: Michael N. Avallone
Title: Chief Financial Officer

Date: March 7, 2006

EXHIBIT INDEX

10.1	Purchase Agreement, dated as of March 6, 2006, by and between Advanced Magnetics, Inc. and ThinkEquity Partners LLC as Representative of the several Underwriters named in Schedule I thereto.

99.1	Press release dated March 6, 2006.